Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Interact Holdings Group, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2007, relating to the financial statements of Interact Holdings Group, Inc., as of December 31, 2006 and for the two years then ended, included in its Annual Report on Form 10KSB, filed with the Securities and Exchange Commission on May 10, 2007.

/s/ GRUBER & COMPANY, LLC
/s/ GRUBER & COMPANY, LLC

Lake Saint Louis, Missouri
October 19, 2007